SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

June 19, 2015

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re: FutureLand, Corp. (formerly know as Aegea, Inc.)
File Reference No. 000-53377

We were previously the independent registered public accounting firm for FutureLand, Corp. (formerly know as Aegea, Inc.) and under the date of June 8, 2015, we reported on the consolidated financial statements of FutureLand, Corp. (formerly know as Aegea, Inc.) and Subsidiaries, as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014.

Effective June 19, 2015 we resigned as the independent registered public accounting firm. We have read FutureLand, Corp.'s (formerly know as Aegea, Inc.) disclosures included in Item 4.01 "Changes in Registrant's Certifying Accountant" on FutureLand, Corp.'s (formerly know as Aegea, Inc.) Form 8-K/A dated June 22, 2015 be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Certified Public Accountants and Consultants

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328
Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920
www.salbergco.com • info@salbergco.com